Exhibit 99.1

VOLCANO REPORTS 35 PERCENT INCREASE IN THIRD QUARTER REVENUES;

RECORDS $9.6 MILLION IMPROVEMENT IN YEAR-OVER-YEAR GAAP PROFITABILITY

(SAN DIEGO, CA), November 3, 2010—Volcano Corporation (NASDAQ: VOLC), a leading developer and manufacturer of precision intravascular diagnosis and therapy guidance tools designed to enhance the treatment of coronary and peripheral vascular disease, said today that revenues in the third quarter of 2010 increased 35 percent over revenues in the same period a year ago. The company’s profitability on a GAAP basis improved $9.6 million year-over-year as it reported net income of $5.6 million in the third quarter of 2010.

For the quarter ended September 30, 2010, Volcano reported revenues of $72.9 million, compared to revenues of $53.9 million in the third quarter of fiscal 2009. The company reported net income on a GAAP basis of $5.6 million, or $0.10 per diluted share, in the third quarter of 2010, versus a GAAP net loss of $4.0 million, or $0.08 per share, in the third quarter of 2009.

Excluding stock-based compensation of $3.0 million, the company reported net income of $8.6 million, or $0.16 per diluted share, in the third quarter of 2010. Excluding stock-based compensation expense of $2.6 million and $1.4 million in commissions to a former distributor, the company reported net income of $7,000, or $0.00 per diluted share, in the third quarter of 2009.

For the first nine months of 2010, Volcano reported revenues of $212.9 million, a 36 percent increase over revenues of $156.9 million in the same period a year ago. The company reported GAAP net income of $7.0 million, or $0.13 per diluted share, in the first nine months of 2010. This compares with a GAAP net loss of $16.9 million, or $0.35 per share, in the same period of 2009. Excluding stock-based compensation expense of $9.2 million, Volcano reported net income of $16.3 million, or $0.31 per diluted share, in the first nine months of 2010. In the first nine months of 2009, excluding stock-based compensation expense of $8.2 million and $1.4 million in commissions to the former distributor, Volcano reported a net loss of $7.3 million, or $0.15 per share.

“Volcano continued to realize operational excellence with our base business by executing our market share and market penetration strategies with our multi-modality platform, while also laying the foundation for long-term growth,” said Scott Huennekens, president and chief executive officer of Volcano.

“We generated a 36 percent increase in IVUS (Intravascular Ultrasound) disposable revenues, while our FM (Functional Measurement) revenues increased 51 percent versus a year ago. Helping to facilitate our growth is the increased clinical and economic pressure to prove the appropriateness and benefits of percutaneous coronary intervention (PCI) procedures, which is elevating the need for our technology,” he added.

Other recent developments included:

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The company announced an agreement to end its distribution program with Fukuda Denshi Co., Ltd., in Japan. This transition is expected to take effect on December 1, 2010. “With the completion of this transition, we will be addressing 95 percent of our current business in Japan on a direct basis. In addition to accruing economic benefits from direct pricing for our offerings, we will also be in a stronger position to build closer relationships in the market and facilitate the roll-out of our future offerings,” Huennekens noted.

•

Volcano priced a $115 million offering of 2.875 percent convertible senior notes due 2015, with net proceeds to the company of approximately $100 million. A portion of the proceeds from this offering will be used to fund the company’s manufacturing expansion in Costa Rica.

•

The company began shipping its VIBE RX Vascular Imaging Balloon Catheter in Europe following receipt of a CE Mark. VIBE can quickly access, prepare and treat challenging lesions and provide precise, targeted balloon dilation with immediate confirmation of interventional results.

•

The company participated in the 2010 Transcatheter Cardiovascular Therapeutics (TCT) meeting at which more than 120 presentations and live cases featuring IVUS, FFR (Fractional Flow Reserve) and OCT (Optical Coherence Tomography) technology. “It was evident that there was growing recognition among clinicians attending TCT that they can improve PCI procedures through the use of these more precise diagnosis and therapy guidance tools, reinforcing our position that angiography alone is not enough,” Huennekens noted.

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Guidance for 2010

The company provided updated guidance for fiscal 2010. It continues to expect revenues will be in the range of $286-$290 million and that gross margins will be 62-63 percent. It now expects operating expenses as a percent of revenues will be 58-60 percent versus prior guidance of 59-61 percent of revenues. The company now expects earnings per share on a GAAP basis will be in the range of $0.14-$0.16, compared with prior guidance of $0.02-$0.04 per share. Excluding anticipated stock-based compensation expense of $12.5 million, the company expects earnings per share will be in the range of $0.38-$0.40. The company expects weighted average shares for the year of approximately 53 million.

Conference Call Information

The company will hold a conference call at 2 p.m., Pacific Daylight Time (5 p.m., Eastern Daylight Time), today. The teleconference call can be accessed by calling (631) 291-4555, passcode 16944667, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through November 10, at (706) 645-9291, passcode 16944667, and via the company’s website.

About Volcano Corporation

Volcano Corporation is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information—using sound and light as the guiding elements. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together. For more information, visit the company’s website at www.volcanocorp.com.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles (GAAP) in the United States is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges.

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These charges result from factors and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items are not reflective of our core operating activities and should be excluded when comparing our current operating results with those of prior periods. In addition, stock-based compensation is a non-cash expense. Finally, our management team uses results of operations before certain charges to evaluate the operational performance of the company as a basis for strategic planning and for forecasting and planning future periods. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP, and are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed below.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s financial guidance for 2010, market adoption of the company’s technology, growth strategies, timing and achievement of product development milestones, outcome of ongoing litigation, the impact and benefits of market development, product introductions, sales and transition to a direct sales effort in Japan. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s current report on Form 8-K filed on September 13, 2010 and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

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Contact Information:

John Dahldorf

Chief Financial Officer

Volcano Corporation

(858) 720-4020

or

Neal Rosen

Ruder-Finn

(415) 692-3058

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VOLCANO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	September 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$128,717	$56,055
Short-term available-for-sale investments	82,741	66,028
Accounts receivable, net	54,036	51,171
Inventories	39,778	37,710
Prepaid expenses and other current assets	5,973	5,892

Total current assets	311,245	216,856
Restricted cash	620	554
Long-term available-for-sale investments	22,019	—
Property and equipment, net	53,675	44,734
Intangible assets, net	16,818	11,623
Goodwill	2,487	931
Other non-current assets	3,215	2,036

	$410,079	$276,734

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,026	$13,840
Accrued compensation	12,578	14,142
Accrued expenses and other current liabilities	15,288	25,275
Deferred revenues	5,747	4,881
Current maturities of long-term debt	51	50

Total current liabilities	46,690	58,188
Long-term debt	90,148	110
Deferred revenues	2,364	2,376
Other	3,516	1,245

Total liabilities	142,718	61,919
Stockholders’ equity	267,361	214,815

	$410,079	$276,734

VOLCANO CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues	$72,886	$53,852	$212,910	$156,853
Cost of revenues	25,955	21,778	79,686	64,913

Gross profit	46,931	32,074	133,224	91,940
Operating expenses:
Selling, general and administrative	29,565	28,272	92,726	79,805
Research and development	10,185	9,181	29,637	27,816
In-process research and development	—	—	65	—
Amortization of intangibles	627	1,058	1,821	3,163

Total operating expenses	40,377	38,511	124,249	110,784

Operating income (loss)	6,554	(6,437)	8,975	(18,844)
Interest income	106	142	274	640
Interest expense	(249)	(1)	(267)	(4)
Exchange rate (loss) gain	(91)	2,419	(635)	2,162
Other	—	—	(19)	—

Income (loss) before provision for income taxes	6,320	(3,877)	8,328	(16,046)
Provision for income taxes	735	121	1,363	833

Net income (loss)	$5,585	$(3,998)	$6,965	$(16,879)

Net income (loss) per share:
Basic	$0.11	$(0.08)	$0.14	$(0.35)

Diluted	$0.10	$(0.08)	$0.13	$(0.35)

Shares used in calculating net income (loss) per share:
Basic	50,810	48,506	50,339	48,293

Diluted	53,278	48,506	53,032	48,293

VOLCANO CORPORATION

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
GAAP operating income (loss)	$6,554	$(6,437)	$8,975	$(18,844)
Stock-based compensation	3,047	2,597	9,238	8,162
In-process research and development	—	—	65	—
Commissions paid under Distributor Termination Agreement	—	1,408	—	1,408

Non-GAAP operating income (loss)	$9,601	$(2,432)	$18,278	$(9,274)

GAAP net income (loss)	$5,585	$(3,998)	$6,965	$(16,879)
Stock-based compensation	3,047	2,597	9,238	8,162
In-process research and development	—	—	65	—
Commissions paid under Distributor Termination Agreement	—	1,408	—	1,408

Non-GAAP net income (loss) income	$8,632	$7	$16,268	$(7,309)

GAAP net income (loss) per share—basic	$0.11	$(0.08)	$0.14	$(0.35)
Stock-based compensation	0.06	0.05	0.18	0.17
In-process research and development	—	—	—	—
Commissions paid under Distributor Termination Agreement	—	0.03	—	0.03

Non-GAAP net income (loss) per share—basic	$0.17	$0.00	$0.32	$(0.15)

Shares used in calculating net income (loss) per share—basic	50,810	48,506	50,339	48,293

GAAP net income (loss) per share—diluted	$0.10	$(0.08)	$0.13	$(0.35)
Stock-based compensation	0.06	0.05	0.17	0.17
In-process research and development	—	—	—	—
Commissions paid under Distributor Termination Agreement	—	0.03	—	0.03

Non-GAAP net income (loss) per share—diluted	$0.16	$0.00	$0.31	$(0.15)

Shares used in calculating net income (loss) per share—diluted	53,278	50,599	53,032	48,293

VOLCANO CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE

(in thousands, except per share data)

(Unaudited)

	2010
	Guidance Range
	From	To
GAAP operating income	$11,621	$12,683
Stock-based compensation expense	12,490	12,490

Non-GAAP operating income	$24,111	$25,173

GAAP net income	$7,434	$8,496
Stock-based compensation expense	12,490	12,490

Non-GAAP net income	$19,924	$20,986

GAAP net income per share—diluted	$0.14	$0.16
Stock-based compensation	0.24	0.24

Non-GAAP net income per share—diluted	$0.38	$0.40

Shares used in calculating net income per share—diluted	53,103	53,103

VOLCANO CORPORATION

REVENUE SUMMARY

(in millions)

(unaudited)

	Three Months Ended September 30,		Percentage Change	Nine Months Ended September 30,		Percentage Change
	2010	2009	2009 to 2010	2010	2009	2009 to 2010
Medical segment:
Consoles:
United States	$5.7	$5.6	2%	$17.3	$16.7	3%
Japan	0.3	0.2	64	1.6	1.5	7
Europe	1.3	2.1	(37)	5.2	6.0	(13)
Rest of world	0.8	0.7	20	3.5	2.2	61

Total Consoles	$8.1	$8.6	(5)	$27.6	$26.4	5

IVUS single-procedure disposables:
United States	$17.6	$15.2	16%	$51.0	$43.8	16%
Japan	19.0	10.8	76	52.2	31.8	64
Europe	4.8	4.6	5	15.3	13.6	13
Rest of world	1.2	0.7	69	3.6	2.4	52

Total IVUS single-procedure disposables	$42.6	$31.3	36	$122.1	$91.6	33

FM single-procedure disposables:
United States	$6.3	$3.9	58%	$17.6	$11.6	51%
Japan	0.8	0.2	346	2.3	0.9	161
Europe	3.7	3.1	19	11.3	7.6	49
Rest of world	0.5	0.2	176	1.3	0.8	69

Total FM single-procedure disposables	$11.3	$7.4	52	$32.5	$20.9	56

Other	$4.7	2.4	95%	$12.7	6.8	87%

Sub-total medical segment	$66.7	$49.7	34	$194.9	$145.7	34

Industrial segment	$6.2	4.2	47	$18.0	11.2	60

Total	$72.9	$53.9	35	$212.9	$156.9	36